SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549-1004


                    SCHEDULE 14c INFORMATION


         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

[x]  Preliminary information statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive information statement

                      ENG Enterprises, Inc.
     (Exact name of registrant as specified in its charter)

Payment of Filing Fee

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[  ]      Fee computed on table below per Exchange Act Rule 14c-
          5(g) and 0-11

[  ]      Fee paid previously with preliminary materials

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          Act Rule 0-11(a)(2) and identify the
          filing for which the offsetting fee was paid previously

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      NOTICE AND INFORMATION STATEMENT DATED JULY __, 2000


TO THE STOCKHOLDERS OF ENG ENTERPRISES, INC.:

In accordance with the provisions of Section 228 of the Delaware General Corporation Law ("DGCL"), notice is hereby given that USA Global Link, Inc. ("USAGL") as the holder of 15,750,000 shares (94.5%) of the issued and outstanding common stock of ENG Enterprises, Inc., a Delaware corporation (the "Company"), having not less than the minimum number of votes that would be necessary to authorize or take such action, as described below has, by written consent without a meeting and without a vote, on July 14, 2000, (the "Written Consent"), in lieu of any meeting taken the following shareholder action:

To  change  the name of the Company to "GOL India.com, Inc.".

This action of changing the name to GOL India.com, Inc., becomes effective on or after August __, 2000 concurrent with the filing with the Delaware Secretary of State.

Only holders of record of the Company stock at the close of business on July 14, 2000, are entitled to receive notice of the informal action by the shareholders in accordance with Section 228 of the DGCL. This Information Statement is being sent on or about July __, 2000 to such holders of record. No response is being requested from you and you are requested not to respond to this Information Statement. In accordance with Section 228 of the DGCL, this Notice and Information Statement is notice of the taking of the corporate action without a meeting by less than unanimous written consent to those shareholders who have not consented in writing.

We are not asking you for a proxy, and you are requested not to send us a proxy.

Company:
ENG Enterprises, Inc.
50 North Third Street
Fairfield, Iowa 52556
Tel. 515-472-1550

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                      ENG ENTERPRISES, INC.

             INFORMATION STATEMENT FOR SHAREHOLDERS


The Name Change

Pursuant to Section 228 of the DGCL, as a majority shareholder of the Company, USA Global Link, Inc., has voted by written consent in favor of the change of the name of the Company to "GOL
India.com, Inc."

The purpose of the change of the Company's name is to better reflect its business. The Company's current business as a result of the recent acquisition of GOL India.com, Inc. by issuance of shares of the Company and other changes described below, is to provide Internet-related ISP and e-commerce services in India and to Indian expatriates around the world. After the name change, the Company will be known as "GOL India.com, Inc.".

No Solicitation of Votes

Under Section 228 of the DGCL, in lieu of a meeting, shareholder action may be taken by written consent of a majority of the outstanding shares necessary to authorize the transaction. USA Global Link, Inc. owns 15,750,000 shares of common stock of the Company, which represents approximately 94.5% of the total number of outstanding shares of the Company eligible to vote. Therefore, other than USA Global Link's vote, no vote of any other shareholder of the Company is required to authorize to change the name.

The Board of Directors of the Company approved the change of the name at a meeting on July 14, 2000.

USA Global Link, Inc. is not required to solicit and is not soliciting votes or consents from any of the Company's other shareholders.

Recent Transactions

Organization and Corporate History

The Company, founded as Energetics, Inc., was incorporated in the state of Delaware on August 2, 1982. From inception to January 1, 1995, the Company was engaged in the business of exploration, development and production of oil and natural gas. The Company discontinued operations by the loss of its remaining assets and its three subsidiaries leaving the Company with the debt reflected in the Company's balance sheet and has since remained inactive. The Company is considered to have been in the development stage since January 1, 1995.

In July 1999, Jordan Smith, the sole remaining director of the Company, appointed John Chymboryk to serve as director and President of the Company. Mr. Smith subsequently resigned. Since July, Mr. Chymboryk has been actively involved in moving the Company forward. In connection with his activities, Mr. Chymboryk reviewed the historical documents of

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the Company and determined that certain actions were necessary to position the Company to seek out business opportunities.

In September 1999, the Company entered into an Interim Funding Agreement with Milagro Holdings, Inc., a Delaware corporation ("Milagro"), in which Milagro agreed to advance funds to the
Company, up to a total of $75,000, in exchange for equity securities. At December 31, 1999, the Company had received approximately $60,000 under this agreement. Mr. Chymboryk determined that the Company's Delaware corporate charter had been revoked, and was able to reinstate the Company in early November 1999. However, in the interim, another Delaware corporation had taken the name Energetics, Inc., and Mr. Chymboryk procured the reinstatement under the current name, ENG Enterprises, Inc.

In addition, the Company's CUSIP number was changed from 292929106 to 268741105, its symbol on the OTCBB was changed form EJTX to ENEI, it was assigned a new Employer Identification Number by the IRS, and it changed stock transfer agent from AST in Colorado to Interwest Stock Transfer Company in Salt Lake City, Utah. Concurrent with these changes, Mr. Chymboryk was able to bring the financial information of the Company current, and engaged counsel to file the Company's periodic reports with the SEC so that the Company was current in its filings. In addition, Mr. Chymboryk was instrumental in negotiating settlements for approximately $2.3 million in outstanding notes and debt obligations of the Company, and obtaining conversion agreements for most of the Company's Preferred Stock outstanding.

GOL India Acquisition

On June 12, 2000, the Company entered into an Agreement and Plan or Reorganization (the "Agreement") with GOL India.com, Inc. ("GOL India") to purchase 100% ownership of GOL India in exchange for Common Stock of the Company. GOL India, a
Delaware  corporation, is part  of  the  Global
Online.com strategy of USA Global Link to build an international e-commerce meta-hub and was established to provide e-commerce services and e-business solutions to consumers and businesses in India and around the world through its wholly-owned subsidiary GOL India Portal Private Limited ("GOL India Portal"), a New Delhi-based Indian company, and
Internet access and web hosting services to residential and business customers through a 49% ownership in GOL India Internet Service Provider Private Limited ("GOL India ISP"), a New Delhi-based Indian company incorporated on March 12, 1998. Subject to approval by the Government of India, the transfer of this 49% interest in GOL ISP from another wholly owned subsidiary by GOL India's parent company, USA Global Link, Inc., is expected within 30 days.

GOL India Portal operates the Indian web site "www.GOLIndia.com", an e-commerce meta-hub providing online services to the Indian expatriate population around the world in the following categories: news, chat, Bollywood, e-greetings, tickets, sports, stocks, auctions, classifieds, yellow and white pages, and jobs. GOL India ISP received on June 7, 1999 a
"Category A" national ISP licenses issued by the Government of India. GOL ISP also signed on October 24, 1999 a memorandum of understanding with Uttar Pradesh Development Systems Corporation Limited (UPDESCO), a Uttar Pradesh government undertaking, to provide Internet access, web hosting and other Internet-related services to the state government of Uttar Pradesh.

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Reference is hereby made to Form 8-K filed July 17, 2000 with the
Securities and Exchange Commission, which includes Exhibit 1, a copy of the Agreement, Exhibit 2, a copy of the press release
announcing   the  acquisition,  and  a  reference  to   financial
statements and pro forma financial information.

The terms of the Agreement include the following:

(A) the Company has acquired 100% of the issued and outstanding Common Stock of GOL India, making GOL India a wholly owned subsidiary of the Company. The number of issued and outstanding Common Stock of GOL India is 1,000,000 with a par value of $0.001 per share; and

(B) in consideration for the acquisition of the above shares, USA Global Link, Inc., a Delaware corporation and 100% majority shareholder of GOL India, has been issued 15,750,000 pre-dividend (47,250,000 post-dividend shares) restricted Common Stock of the Company, representing 94.5% of the outstanding Common Stock of the Company.

Board of Directors

As part of the transaction, the former Board of Directors of the Company has resigned and a new Board of Directors has been appointed. The new Board of Directors consists of: Christopher W. Hartnett, Larry Chroman, Lee Fergusson, David Morgan, Marc Freeman and Prakash Srivastava.

  The biographies of the new directors are as follows:

  Christopher W. Hartnett, Ph.D. has been the Chairman of GOL India.com since April 2000, is the founder and Chairman of GOL India.com and USA Global Link, Inc. Mr. Hartnett has been the Chairman of the Board of Directors of USA Global Link and its predecessor since it was founded in 1992, and has been Chairman of GOL India.com since April 2000. Mr. Hartnett founded International Gemstone Corporation and International Gemstone Partners, one of the first limited partnerships for investment-grade gemstones, and was active in the investment gemstone industry from 1979 through 1994. From 1983 to 1990, Mr. Hartnett was a member of the Chicago Mercantile Exchange.
  Mr. Hartnett specialized in international currency arbitrage and futures on the S&P 500 Index. Mr. Hartnett was a founding member of the International Resale Council of the Telecommunications Resellers Association, which is responsible for developing and enforcing sound and ethical business practices in the international telecommunications industry. In 1997 Mr. Hartnett was chosen to represent the United States government as a member of the United States delegation to the International Telecommunication Union in Geneva, Switzerland. In 1996 he received the Entrepreneur of the Year Award sponsored by Ernst & Young, USA Today, and the NASDAQ Stock Market.

  Larry  Chroman  has  been the International  President  of  GOL
  India.com since April 2000, International President of USA Global Link since November 1997, and President of USA Global Link and its predecessor from June 1995 until November 1997. From 1992 to 1995, Mr. Chroman was Vice President/Investments at Surya Financial, Inc. and managing partner at Zimmerman Capital Group, private investment banks. Mr. Chroman was responsible for

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    the  consummation of a wide range of investment  transactions involving stock, bond and real estate investments focusing on start-up technology companies.

  Lee Fergusson, Ph.D. has been President and Chief Operating Officer of GOL India.com since April 2000 and USA Global Link since March 1999. Prior to assuming his present position, Mr. Fergusson was Vice President of International Business Development. Before joining the company in 1996 he specialized in business and administrative process reengineering and object-oriented analysis and design for Object Discovery Corporation, Inc. He has served as a consultant and advisor to private organizations in Australia, Cambodia, Indonesia, the Philippines and Thailand. Mr. Fergusson was a Director of the European Competitive Telecommunications Association (ECTA) and Chairman of its Internet Committee from 1998 to 1999.

  David Morgan has been a Director of GOL India.com since April 2000 and USA Global Link since February 1999. From 1997 until his retirement in May of 1998, Mr. Morgan held the position of Chairman of M&G Group, PLC, a leading London-based investment company. From 1994 to 1997, he held the position of Managing Director of M&G Group, PLC. From 1990 to 1994 Mr. Morgan served as Managing Director of M&G Limited. During this time, he was appointed to the Board of Directors of M&G Group, PLC. Between 1988 and 1990, he was Director in charge of Pension Fund Investments for M&G Group, PLC.

  Marc Freeman has been President of Special Operations, Office of the Chairman of USA Global Link since March 2000 prior to which he was Vice President of Sales from January 1998. Before joining the company, Mr. Freeman was President of Polardreams International, an international import and manufacturing company. From 1984 to 1992, he was President of Tarsha International, an international consumer products company.
  From 1973-1984, Mr. Freeman was with Coffee Imports International, an international trading firm, holding positions ranging from sales manager to Vice President International Sales.

  Prakash Srivastava is the Chairman of GOL India Internet Service Provider Private Limited ("GOL India ISP"), a New Delhi-based Internet Service Provider and the holder of a Category "A" national ISP license. As provided in the terms of the Acquisition, upon a modification of Indian ownership restrictions, GOL India.com, Inc. will have the right to purchase the 51% interest in GOL India ISP from an entity controlled by Mr. Srivastava. Upon consummation of such transaction, the entity which Mr. Srivastava controls will succeed to the ownership of approximately 51% of the shares of the Company which are issued as the consideration for the acquisition by the Company of all of the issued and outstanding shares of GOL India.com. Mr. Srivastava resides in New Delhi, India.

Officers

  As part of the transaction, the new Board of Directors appointed the following executive officers of the Company: Christopher
  W. Hartnett, Chairman; Prakash Srivastava, Vice Chairman; Anthony Santelli, Chief Executive Officer; Larry Chroman, International President; and Lee Fergusson, President and Chief Operating Officer.

  The biographies of the officers, not included above, are as follows:

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  Anthony  (Tony)  Santelli has been Chief Executive  Officer  of
  GOL India.com since May 2000, and Executive Vice Chairman of Global Online since August 1999. From 1997 to 1999, Mr. Santelli was General Manager, Printing Systems Company for IBM, responsible for the worldwide P&L of the $2.0 billion
  integrated  division.   Mr. Santelli was  directly  responsible
  for  hardware and software development, marketing,  direct  and
  channel    sales,   manufacturing,   service,   supplies    and
  professional services, and he restructured the business from a "cash cow" business to a growth business that delivers e-
  business  solutions  to the new growth market  segments.   From
  1995 until 1997, Mr. Santelli held the position of General Manager, Product & Brand Management, IBM Personal Computer
  Company,    with    responsibility   for   worldwide    product
  development, marketing and brand management for the ThinkPad mobile products, IBM's commercial desktop systems and the
  after-market  business  of  features  and  options.   In   this
  position  he  was  accountable  for  worldwide  market   share,
  customer satisfaction and the P&L performance of these brands representing $10 billion revenue. From 1995 to 1997, Mr. Santelli held a variety of senior positions within IBM, including General Manager-Power Personal Systems Division,
  President-IBM   Personal   Computer  Company   Products,   Vice
  President-Entry  Systems,  IBM  Europe,  and  Vice   President-
  Consumer   Products.   Mr.  Santelli  has   attended   Syracuse
  University,  New  York University, the International  Executive
  Management   School,   Northwestern  University,   Bergenstock,
  Switzerland, and received his BS in Electrical Engineering from Manhattan College.

Stock Dividend

  The new Board  of Directors of the Company approved a two  hundred
  percent  (200%) Common Stock dividend on July  14,  2000.   The
  stock dividend has been approved on a pro-rata basis to all existing shareholders of the Company as of July 28, 2000 through the issuance of two (2) shares of Common Stock for each outstanding common share of the Company. This two hundred percent Common Stock dividend will result in the total number of outstanding shares of Common Stock in the Company being 50,004,275.

More Information

This Information Statement is provided for information purposes only. We are not soliciting proxies in connection with the items described herein. You are not required to respond to this Notice. The accompanying Information Statement is for information purposes only. Please read the accompanying information statement carefully.

The Company files annual, quarterly and special reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549, or on the SEC's web site, http://www.sec.gov.

You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of the filings of the Company has made with SEC directly from the Company by requesting them in writing or by telephone at the following address:

Company:
ENG Enterprises, Inc.

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50 North Third Street
Fairfield, Iowa 52556
Tel. 515-472-1550

Payment of Expenses

The payment of expenses related to the preparation and filing of this Information Statement has been made by the Company.

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